Terry Johnson, CPA

406 Greyford Lane

Casselberry, Florida 32707

October 9, 2015

United States Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Reference: iTalk, Inc. (the “Company”)

I have read the Company’s statements included under Item 4.01 of its Form 8-K dated October 9, 2015 and agree with such statements, insofar as they apply to Terry Johnson, CPA.

Sincerely,

/s/ Terry Johnson
Terry Johnson, CPA,